EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-250065, as amended) on Form S-3 of our reports dated February 14, 2023, with respect to the consolidated financial statements of Baker Hughes Holdings LLC and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas

February 14, 2023